Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Landmark Bancorp, Inc.
Patrick L. Alexander, President
Phone: 785-565-2000

LANDMARK BANCORP, INC. ANNOUNCES COMPLETION

OF THE FIRST MANHATTAN BANCORPORATION, INC. ACQUISITION

Merger Expands Kansas Based Community Banking Organization

(Manhattan, Kansas January 5, 2006) Patrick L. Alexander, President and Chief Executive Officer of Landmark Bancorp, Inc. (Nasdaq National Market System - “LARK”), announced the completion of the acquisition of First Manhattan Bancorporation, Inc. effective January 1, 2006.  Concurrent with the closing of the merger, First Savings Bank, F.S.B., the wholly-owned subsidiary of First Manhattan Bancorporation, Inc. headquartered in Manhattan, Kansas, was merged with Landmark National Bank, the wholly-owned subsidiary of Landmark.

The acquisition will expand Landmark’s operations and branch network to cover fourteen Kansas counties.  With combined assets of approximately $600 million after the acquisition, Landmark ranks as the third largest public bank holding company in Kansas.  Landmark plans to move its main banking operation to the facility located at 701 Poyntz Avenue which it is acquiring through its acquisition of First Manhattan Bancorporation, Inc.  The move is scheduled to take place in February, 2006.

Patrick L. Alexander, President of Landmark, said, “We are excited about our acquisition of First Manhattan Bancorporation, Inc.  This represents an opportunity for us to expand our banking presence in Manhattan and further expands our franchise into the high growth market areas of Lawrence and Junction City.  These markets present Landmark with outstanding potential for asset growth. We are pleased to welcome our new customer base in Lawrence and Junction City to our Landmark community banking organization and are looking forward to participating within their communities.”

Alexander further commented, “The combined resources and efficiencies achieved through this merger will only enhance the level of banking services to our customers.  We should also be able to achieve significant cost savings by consolidating facilities within the Manhattan market.  We also expect to gain other operating efficiencies which should further reduce costs on a consolidated basis.  These steps should ultimately enhance profitability and contribute to the success of this combination.”

Larry Heyka, the former President of First Bank, said, “We are very pleased to join forces with Landmark.  It is an excellent match for our customers, our associates, and the communities we serve.  By joining forces with Landmark we will be able to offer an expanded array of banking products, designed for both consumer and business customers.  We will also be able to serve our customers with banking facilities across the state of Kansas for their convenience.”

Landmark Bancorp, Inc. is a bank holding company headquartered in Manhattan, Kansas, which owns all of the stock of Landmark National Bank, a national commercial bank.  After the completion of the acquisition, Landmark National Bank has branches in Manhattan (3), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence, Louisburg, Osage City, Osawatomie, Paola, Topeka and Wamego, Kansas.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Landmark and First Manhattan and their respective management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the companies.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the companies’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the companies undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the companies to control or predict, could cause actual results to differ materially from those in the companies’ forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning the companies’ general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of the companies’ assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the companies; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the companies and their respective business, including additional factors that could materially affect the companies’ financial results, is included in their filings with the Securities and Exchange Commission.